EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Nova Oil, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Form SB-2 registration statement of our report dated January 30, 2004 included in Nova Oil, Inc.'s Form 10-KSB for the year ended December 31, 2003 and to all references to our Firm included in this registration statement.


/s/DECORIA, MAICHEL & TEAGUE, P.S.
DeCoria, Maichel & Teague, P.S.
Spokane, Washington
August 12, 2004